Exhibit 99.B(e)(2)

SCHEDULE A

TO THE

DISTRIBUTION AGREEMENT

BETWEEN

SEI EXCHANGE TRADED FUNDS,

SEI INVESTMENTS DISTRIBUTION CO.

AND

SEI INVESTMEMTS MANAGEMENT CORPORATION

AS OF MARCH 30, 2022 AS AMENDED JULY 31, 2024, AUGUST 15, 2025,

MARCH 9, 2026 AND APRIL 20, 2026

List of Funds

SEI Enhanced U.S. Large Cap Quality Factor ETF

SEI Enhanced U.S. Large Cap Momentum Factor ETF

SEI Enhanced U.S. Large Cap Value Factor ETF

SEI Enhanced U.S. Large Cap Low Volatility Factor ETF

SEI Select Small Cap ETF

SEI Select International Equity ETF

SEI Select Emerging Markets Equity ETF

SEI DBi Multi-Strategy Alternative ETF

SEI QiM U.S. Equity Factor Allocation Active ETF

SEI High Yield Bond & Alternative Credit ETF

IN WITNESS WHEREOF, the Company and Distributor have each duly executed this Agreement, as of the day and year above written.

SEI EXCHANGE TRADED FUNDS		SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ Stephen MacRae	By:	/s/ Jason McGhin

Name:	Stephen MacRae	Name:	Jason McGhin

Title:	Vice President	Title:	Chief Operating Officer

SEI INVESTMENTS MANAGEMENT CORPORATION, solely with respect to Section 7 herein

By: /	s/ James Smigiel

Name:	James Smigiel

Title:	Chief Investment Officer

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